UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	90-0406406
(State of incorporation or organization)	(I.R.S. employer identification number)

18 ½ East State Street, Suite 202
Redlands, CA	92373
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  X .

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities of the Registrant is set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (File No. 333-140024), as originally filed with the Securities and Exchange Commission on January 12, 2007, or as subsequently amended, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

The following exhibits are included herewith:

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation, as amended
3.2	Current Bylaws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

RING ENERGY, INC.

Date:	March 8, 2010	/s/ Robert “Steve” Owens
Robert “Steve” Owens
President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Articles of Incorporation, as amended
3.2	Current Bylaws

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